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                       GERMAN AMERICAN CAPITAL CORPORATION
                               31 West 52nd Street
                            New York, New York 10019
                               Tel: (212) 469-6949
                               Fax: (212) 469-7210

December 10, 1997


Re: Financing for ElderTrust

Gentlemen:

This letter will serve as a commitment (the "Commitment") from German American Capital Corporation or its affiliates ("GACC") to provide a secured credit line in the form of a first mortgage financing (the "Credit Facility") and each draw, a mortgage loan (the "Mortgage Loan"), as described herein, to ElderTrust. The terms and Commitment are subject to due diligence and the negotiation, execution, and delivery of definitive documentation with respect to the facilities, satisfactory to GACC and its counsel in their sole discretion and the other conditions set forth herein.

Commitment Terms:

Borrower:                                   ElderTrust Operating Limited
                                            Partnership, a subsidiary of
                                            ElderTrust, its subsidiaries or
                                            ElderTrust, a to-be-formed real
                                            estate investment trust listed on
                                            the New York Stock Exchange, formed
                                            exclusively for the purpose of
                                            investing in healthcare-related real
                                            estate and mortgages, acquiring,
                                            owning and operating senior living
                                            properties and prohibited from
                                            engaging in any other business
                                            activities.

Lender:                                     GACC or its assignee.

Commitment Amount:                          Up to $140,000,000 (the "Commitment
                                            Amount") subject to a 60% (based on
                                            the market value of the financed
                                            property) advance rate or a 80%
                                            advance rate (based on the market
                                            value of the financed property)
                                            subject to a Genesis or Multicare
                                            guarantee. The Commitment Amount
                                            shall be made available in
                                            immediately available funds for
                                            draw-down by Borrower on the Closing
                                            Date (defined below); provided that
                                            all conditions to funding (customary
                                            to transactions of this nature) to
                                            be set forth in the Mortgage Loan
                                            documents are satisfied. GACC shall
                                            have the right to mark-to market on
                                            a daily basis all assets which are
                                            financed in this credit facility and
                                            require additional collateral or a
                                            capital call as necessary.

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Commitment Date:                            December 10, 1997.

Closing Date:                               The closing date (the "Closing
                                            Date") agreed to prior to the
                                            Commitment Maturity Date by
                                            ElderTrust and GACC for draw-down of
                                            the Mortgage Loan which shall be a
                                            date on which the conditions
                                            precedent to the making of the
                                            Mortgage Loan have been met.

Collateral:                                 (i) A first mortgage granted by
                                            Borrower, or its subsidiaries, on
                                            fee interest Properties; (ii) a
                                            perfected first lien upon mortgages
                                            upon real estate properties held by
                                            Borrower; (iii) a security agreement
                                            covering the personal property at
                                            each Property; (iv) an assignment of
                                            the Management Agreement (defined
                                            below) for the Properties, and (v)
                                            such other collateral as may be
                                            specified in the Loan Documents
                                            (defined below). The Properties and
                                            related collateral will be
                                            cross-collateralized.

Sale of Participations:                     GACC shall have the right to sell,
                                            assign or participate the Mortgage
                                            Loan, in whole or in part, without
                                            the consent of the Borrower or
                                            ElderTrust. GACC will consult with
                                            and notify Borrower of its intent to
                                            sell, assign or participate the
                                            Mortgage Loan.

Credit Facility Terms:

Maximum Borrowing Amount:                   Up to $140,000,000.

Term:                                       364 days; Extension options may be
                                            granted  by  Lender  with 60 day
                                            notice.

Interest Rate:                              A floating rate equal to the sum of
                                            (i) one-month LIBOR and (ii) the
                                            applicable spread based on the
                                            following LTV grid:

                                      -2-

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                                                  Spread            LTV
                                                  ------            ---
                                                  +180bp            70%
                                                  +165bp            60%
                                                  +150bp            50% or less

Loan to Value:                              Loan to Value shall be calculated as
                                            the ratio of the outstanding loan
                                            amount to Value. Value shall be
                                            determined as the lesser of purchase
                                            price and appraised value determined
                                            by an appraiser acceptable to GACC.

Amortization:                               None.

Certain Covenants:                          At all times, ElderTrust must
                                            maintain the following covenants and
                                            ratios: (i) Minimum Equity Value
                                            (tangible net worth) of $[ ]
                                            million, (ii) Total Leverage/ Book
                                            Value not to exceed 70%, (iii) a
                                            ratio of Combined EBITDA/Interest
                                            Expense, for the prior four
                                            quarters, not less than 2.0 to 1.00,
                                            and (iv) Borrower prohibited from
                                            pledging ownership (equity) interest
                                            in any investment as security for
                                            indebtedness.

Events of Default:                          The following events constitute
                                            default on behalf of the Borrower
                                            and or ElderTrust: (i) failure to
                                            pay principle and interest when due,
                                            (ii) violation of covenants,
                                            subject, where appropriate, to cure
                                            or grace periods to be negotiated,
                                            (iii) material inaccuracy of any
                                            representation or warranty, (iv)
                                            cross-defaulted obligations in
                                            excess of $10 million, (v)
                                            insolvency or bankruptcy of the
                                            Borrower or a subsidiary to which
                                            more than $25 million of
                                            Capitalization Value is
                                            attributable, (vi) judgment defaults
                                            in excess of $10 million that remain
                                            unremedied, and (vii) failure to
                                            remain a publicly traded, stock
                                            exchange listed company and to
                                            qualify as a real estate investment
                                            trust.

Voluntary Prepayment:                       Prepayments are permitted in whole
                                            or in part during the term of the
                                            Facility. If a mortgage loan is
                                            refinanced prior to maturity and the
                                            replacement financing is provided by
                                            an entity other than GACC or an
                                            affiliate, a 1 % Exit Fee on the
                                            amount refinanced will be payable to
                                            GACC.

                                      -3-

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                                            Amounts prepaid may be reborrowed
                                            provided that; (i) no Event of
                                            Default exists; (ii) Borrower is in
                                            compliance with all Loan Covenants;
                                            and (iii) all due diligence
                                            requirements are met.

Mandatory Prepayment:                       Prepayment will be mandatory: (i)
                                            if there is a merger, unless the
                                            Borrower is the surviving entity;
                                            (ii) if there is the sale of any
                                            asset that secures the credit
                                            facility, the Allocated Loan Amount
                                            attributable to such asset must be
                                            repaid; or (iii) a sale of any
                                            assets totaling more than 25% of the
                                            Borrower's Capitalization Value.

Release of Individual Property:             Permitted prior to payment of the
                                            Mortgage Loan in full; provided,
                                            that Borrower prepays the Mortgage
                                            Loan in part in an amount equal to
                                            the Allocated Loan Amount of the
                                            individual Property that is the
                                            subject of the release. Each
                                            property will be assigned an
                                            Allocated Loan Amount on each
                                            Closing Date.

Recourse:                                   Recourse to Borrower.

Payment Date:                               Payments of interest will be due, in
                                            arrears, on the first day of each
                                            month. A grace period of 5 days
                                            shall be permitted. A late fee of
                                            5% is payable on past due amounts.

Interest Payment:                           Interest will accrue from (and
                                            including) the preceding Payment
                                            Date (or in the case of the first
                                            Payment Date from the Closing Date),
                                            to and including the day preceding
                                            such Payment Date (each such period,
                                            an "Interest Period.). Interest will
                                            accrue on the basis of a 365-day
                                            year and the actual number of days
                                            in the related Interest Period.

Origination Fee:                            A 10 basis point fee (the
                                            "Origination Fee") applied to the
                                            Commitment Amount shall be due and
                                            payable to GACC upon ElderTrust's
                                            entry into this letter agreement. A
                                            40 basis point fee, calculated
                                            against each draw amount, shall be
                                            payable to GACC by ElderTrust upon
                                            each draw down of the facility. The
                                            maximum fees paid during the term of
                                            this Facility shall not exceed
                                            $700,000.

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Expenses:                                   Borrower will be obligated to
                                            reimburse  GACC for its
                                            out-of-pocket expenses connected
                                            with this financing, including
                                            without limitation, the cost of due
                                            diligence, any third party reports
                                            which GACC may require and the legal
                                            fees and expenses GACC may incur. In
                                            connection with the Mortgage Loan,
                                            Borrower shall pay the costs of all
                                            third party reports, including
                                            without limitation, Appraisals
                                            (defined below), Phase One
                                            environmental reports, any
                                            architectural and engineering
                                            reports, the cost of title insurance
                                            and surveys, and all closing costs,
                                            legal fees and expenses, including
                                            taxes and recording fees and
                                            expenses. All such expenses (i)
                                            shall be payable whether or not the
                                            financing of the Mortgage Loan
                                            closes, and (ii) shall be reimbursed
                                            or paid directly by Borrower
                                            promptly upon demand by GACC.

Additional Indebtedness:                    No additional secured indebtedness
                                            or liens are permitted without the
                                            prior approval of GACC. Other
                                            indebtedness is allowed in
                                            accordance with the loan covenants.
                                            Debt in place at the time of the
                                            ElderTrust Initial Public Offering
                                            is permitted subject to the leverage
                                            covenants outlined in the Certain
                                            Covenants section.

Net Lease:                                  Certain Properties will be triple
                                            net leased to Genesis, (the
                                            "Operator") subject to a Lease
                                            acceptable to GACC.

Manager: For Properties that are managed by an independent property manager, the manager and applicable Management Agreement must be acceptable to GACC.

Management Agreement:                       Manager shall manage the Properties
                                            pursuant to a management agreement
                                            (the "Management Agreement")
                                            acceptable to GACC. Any successor or
                                            other Manager selected by Borrower
                                            shall be acceptable to GACC in its
                                            sole discretion.

Financial Reports:                          Borrower shall provide to GACC, in a
                                            form and in detail reasonably
                                            acceptable to GACC, (i) monthly
                                            financial statements with respect to
                                            each Property certified by the
                                            Borrower, each report covering such
                                            month and year to date, contrasted
                                            against budget and the prior year,
                                            (ii) audited financial statements
                                            with respect to ElderTrust each
                                            quarter or ElderTrust's 10Q and 10K
                                            reports within 5 days of
                                            availability, and (iii) such other
                                            financial information as GACC may
                                            reasonably request from time to
                                            time.

                                      -5-

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Right of Inspection:                        Borrower, and Manager shall grant to
                                            GACC and its agents and
                                            representatives access to the
                                            Properties and to management from
                                            time to time as GACC may reasonably
                                            deem appropriate.

Due Diligence:                              GACC shall satisfy itself in its
                                            sole discretion with respect to (i)
                                            the financial condition and
                                            reputation of Borrower's capital and
                                            corporate structure of each; (ii)
                                            the feasibility, viability and
                                            quality of each Property, including
                                            but not limited to a satisfactory
                                            review of the relevant budgets and
                                            plans, lease agreements, appraisals
                                            (defined below), Phase One
                                            environmental reports, architectural
                                            and engineering reports and/or other
                                            engineering reports, the Management
                                            Agreement, the title report, the
                                            survey, the title insurance policy,
                                            and all other insurance policies;
                                            (iii) the ability of the Properties
                                            to generate the stabilized
                                            cashflows, net operating income and
                                            net operating cashflow; (iv) such
                                            financial information and references
                                            with respect to ElderTrust's,
                                            Operator's, Manager's and Borrower's
                                            operations and its principals, as
                                            GACC deems necessary; GACC shall
                                            have the right to require a
                                            satisfactory appraisal for each
                                            property (an "Appraisal"), to be
                                            conducted by an independent
                                            appraiser acceptable to GACC in its
                                            sole discretion; and (v) other
                                            matters including credit approval as
                                            GACC deems necessary. If the results
                                            of the Due Diligence are not
                                            satisfactory to GACC in its sole
                                            discretion, GACC may elect not to
                                            fund the Mortgage Loan. In such
                                            event, after payment of its costs
                                            and expenses, including, without
                                            limitation, any costs and expenses
                                            incurred in connection with the Due
                                            Diligence and any attorney fees,
                                            GACC shall refund the Commitment Fee
                                            to Borrower.

                                      -6-

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Documentation:                              Borrower and GACC shall execute
                                            documents with respect to the
                                            Mortgage Loan acceptable to Borrower
                                            and GACC and their respective
                                            counsel ("Mortgage Loan Documents"),
                                            which shall include, without
                                            limitation, (i) a promissory note
                                            (ii) first mortgages with respect to
                                            the fee interest Properties securing
                                            the Mortgage Loan; (iii) an
                                            assignment of leases for each
                                            leasehold Property; (iv) a security
                                            agreement covering personal
                                            property; (v) an assignment of the
                                            Management Agreement; (vi) a loan
                                            agreement including the provisions
                                            specified herein and other
                                            provisions customary for a facility
                                            of this type including conditions
                                            precedent, representations and
                                            warranties, covenants and events of
                                            default; and (vii) such other
                                            documentation (including without
                                            limitation, legal opinions), as GACC
                                            and its counsel may deem
                                            appropriate.

You agree to indemnify and hold harmless us and each of the Lenders and each director, officer, employee and affiliate thereof (each an "indemnified person") in connection with any losses, claims, damage, liabilities or other expenses to which a Lender or such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from the financing contemplated by this letter, or in anyway arise from any use or intended use of this letter. You agree to reimburse each Lender and each indemnified person for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Lender or any such person is a party to any action or proceeding out of which any such expenses arise), provided that you shall have no obligation hereunder to indemnify any Lender or indemnified person for any loss, claim, damage, liability or expense which resulted from the gross negligence or willful misconduct of such Lender or indemnified person. This letter is furnished for your benefit, and may not be relied upon by any other person or entity. Neither us nor any Lender shall be responsible or liable to you or any other person for consequential damages which may be alleged as a result of this letter.

You agree that until after the Commitment Maturity Date you will not, directly or indirectly, engage in any discussions or negotiations with any person with respect to the financing of this transaction. You are not authorized to show or circulate this letter to any other person or entity (other than your legal and financial advisors in connection with your evaluation hereof) until such time as you have accepted this letter as provided in the immediately preceding paragraph. If this letter is not accepted by you as provided in the immediately preceding paragraph, you are directed to immediately return this letter (and any copies hereof) to the undersigned.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us executed counterparts of this letter not later than 5:00 p.m., New York City time, on December 31, 1997. The Commitment and GACC's undertakings hereunder will expire at such time in the event GACC has not received such executed counterparts and the Commitment Fee in accordance with the immediately preceding sentence. The compensation, reimbursement, and indemnification provisions contained herein shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of the Commitments.

The Commitment shall not be assignable by you without the prior written consent of GACC (and any purported assignment without such consent shall be null and void) and may not be amended or waived except by an instrument in writing signed by you and GACC. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to any conflict of law provisions thereof.

We are delighted to be able to extend the Commitment to you and look forward to working with you on this transaction.


Very truly yours,

GERMAN AMERICAN CAPITAL CORPORATION


By:           /s/                          By:             /s/
   --------------------------                 -----------------------------
Name:                                      Name:
     ------------------------                   ---------------------------
Title:                                     Title:
      -----------------------                    --------------------------

Accepted and Agreed:


By:           /s/                          By:             /s/
   --------------------------                 -----------------------------
Name:                                      Name:
     ------------------------                   ---------------------------
Title:                                     Title:
      -----------------------                    --------------------------

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